UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2007

INTER-TEL (DELAWARE), INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10211	86-0220994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 449-8900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In connection with the plaintiff’s claims as set forth in the previously disclosed Verified Second Supplement to the Second Amended Complaint, Mercier v. Inter-Tel (Delaware), Inc., et al., Del. Ch., C.A. No. 2226-VCS, a copy of which was filed in connection with the Company’s Form 8-K on July 13, 2007, plaintiff on July 19, 2007 filed a motion for preliminary injunction. The motion does not seek to enjoin not the stockholder vote on the proposed merger with Mitel Networks Corporation, but the consummation of the merger (in the event the stockholders approve the merger) on the grounds that the Company improperly postponed the stockholder vote on the Mitel merger. As set forth in the Company’s Form 8-K filed July 13, 2007, the Company and director defendants believe that the plaintiff’s claims are without merit and intend to vigorously oppose the preliminary injunction.

In order to accommodate the Court’s schedule, the Company has agreed and informed the Court that it will not consummate the merger, if approved by the stockholders at the August 2, 2007 Special Meeting of Stockholders, until after the Court hears plaintiff’s motion for preliminary injunction on August 8, 2007.

A copy of Plaintiff’s Motion For Preliminary Injunction is attached hereto as Exhibit 99.1. A copy of the letter dated July 20, 2007 between Mitel Networks Corporation and Inter-Tel (Delaware), Incorporated is attached hereto as Exhibit 99.2

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Plaintiff’s Motion For Preliminary Injunction, Mercier v. Inter-Tel (Delaware), Inc., et al., Del. Ch., C.A. No. 2226-VCS, July 19, 2007.

99.2	Letter dated July 20, 2007 between Mitel Networks Corporation and Inter-Tel (Delaware), Incorporated.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inter-Tel (Delaware), Incorporated

Date: July 20, 2007	By:	/s/ Norman Stout
	Name:	Norman Stout
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
99.1	Plaintiff’s Motion For Preliminary Injunction, Mercier v. Inter-Tel (Delaware), Inc., et al., Del. Ch., C.A. No. 2226-VCS, July 19, 2007.

99.2	Letter dated July 20, 2007 between Mitel Networks Corporation and Inter-Tel (Delaware), Incorporated.

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